UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2016

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 7, 2016, Tessera, Inc. (“Tessera”) and Invensas Corporation (“Invensas”), wholly-owned subsidiaries of Tessera Technologies, Inc. (the “Company”), filed a civil action against Avago Technologies Limited, Avago Technologies U.S. Inc., and Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (collectively, “Avago”), subsidiaries of Broadcom Ltd., in the U.S. District Court for the District of Delaware. The complaint alleges that a number of Avago products, including Avago FBAR filter devices, infringe Tessera’s U.S. Patent No. 6,573,609 and Invensas’s U.S. Patent No. 6,972,480.

On November 7, 2016, Invensas filed a civil action against Avago Technologies Limited Avago Technologies U.S. Inc., Emulex Corporation, LSI Corporation, and PLX Technology, Inc., subsidiaries of Broadcom Ltd., in the U.S. District Court for the District of Delaware. The complaint alleges infringement of Invensas’s U.S. Patent Nos. 6,849,946 and 6,133,136.

The Company is not making any adjustments to its fourth quarter revenue or earnings per share guidance as a result of these proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016	TESSERA TECHNOLOGIES, INC.

	By:	/S/ Robert Andersen
	Name:	Robert Andersen
	Title:	Executive Vice President and Chief Financial Officer